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                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated August 13, 1999 and August 14, 1998, with respect to the financial statements of Sooner Inc. and Sooner Pipe & Supply Corporation, respectively, included in the Registration Statement (Form S-1) and related Prospectus of Oil States International, Inc. for the registration of __________ shares of its common stock.



August 9, 2000                               /s/ ERNST & YOUNG LLP